Management's Certification Regarding Compliance with Applicable Servicing Criteria on SEC Regulation AB

1.
Torchlight Loan Services, LLC's (the "Company") management is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ended December 31, 2025 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include commercial mortgage-backed securities transactions that were issued on or after December 1, 2002 and that were registered with the SEC pursuant to the Securities Act of 1933, for which the Company acted as special servicer (the "Platform");
2.
The commercial mortgage-backed securities transactions covered by this Platform, as of and for the 12-month period ended December 31, 2025 are included in Appendix B hereto;
3.
Except as set forth in paragraph 4 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;
4.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to the Company based on the activities it performs, directly or through its Vendors, with respect to the Platform;
5.
The Company has complied, in all material respects, with the applicable servicing criteria as of and for the 12-month period ended December 31, 2025, the Reporting Period with respect to the Platform taken as a whole; and
6.
CohnReznick LLP, an independent registered public accounting firm, has issued an attestation report on the Company's assessment of compliance with the applicable servicing criteria for the Reporting Period.

February 18, 2026	Torchlight Loan Services, LLC

By:	/s/ Willam A. Clarkson
Name:	William A. Clarkson
Title:	Authorized Signatory

Appendix A

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on [pool assets] are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X

Appendix A

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi) [i]	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or

X

Appendix A

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:
1122(d)(3)(i)(A)	are prepared in accordance with timeframes and other terms set forth in the transaction agreements;	X
1122(d)(3)(i)(B)	provide information calculated in accordance with the terms specified in the transaction agreements;	X
1122(d)(3)(i)(C)	are filed with the Commission as required by its rules and regulations;				X
1122(d)(3)(i)(D)	agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.				X

Appendix A

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.				X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on [pool assets] is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	[pool asset] and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv) ii

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X

Appendix A

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
1122(d)(4)(v)	The Servicer's records regarding the pool assets agree with the Servicer's records with respect to an obligor's unpaid principal balance.				X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.				X

Appendix A

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's [pool asset] documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and				X

Appendix A

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X

i This criterion is applicable but the Asserting Party does not keep unissued checks.

ii This criterion is not applicable as the Asserting Party does not routinely accept or process payments directly.

Appendix B

REG AB - Schedule I
Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
BAMLL 2016-ISQR	BAMLL Commercial Mortgage Securities Trust 2016-ISQR, Commercial Mortgage Pass-Through Certificates, Series 2016-ISQR	None
BAMLL 2016-SS1	Commercial Mortgage Pass-Through Certificates, Series 2016-SS1	Certification is restricted to the period which Torchlight served as Special Servicer, from December 1, 2025 to December 31, 2025.
BANK 2018-BNK10	WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., Commercial Mortgage Pass-Through Certificates Series 2018-BNK10	Certification excludes the Extra Space Self Storage Portfolio, Baybrook Lifestyle and Power Center, Moffett Towers II – Building 2, Warwick Mall Whole Loans.
BANK5 2025-5YR14	Commercial Mortgage Pass-Through Certificates Series 2025-5YR14	None
BANK5 2025-5YR17	Commercial Mortgage Pass-Through Certificates Series 2025-5YR17	None
BANK5 2025-5YR19	Commercial Mortgage Pass-Through Certificates Series 2025-5YR19	None
BBCMS 2016-ETC	BBCMS 2016-ETC Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-ETC	Certification is restricted to the period which Torchlight served as Special Servicer, from June 24, 2025 to December 31, 2025.
BBCMS 2019-BWAY	BBCMS 2019-BWAY Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-BWAY	None
BBSG 2016-MRP	BBSG 2016-MRP Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-MRP	None
BFLD 2025-660F	BFLD Commercial Mortgage Trust 2025-660F Commercial Mortgage Pass-Through Certificates, Series 2025-660F	None
BFLD 2025-EWEST	BFLD Trust 2025-EWEST, Commercial Mortgage Pass-Through Certificates, Series 2025-EWEST	None
BMARK 2018-B7	Benchmark 2018-B7 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-B7	Certification is restricted to the Dumbo Heights Whole Loan only. Certification is restricted to the period which Torchlight served as Special Servicer, from December 9, 2025 to December 31, 2025.

Appendix B

Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
BMARK 2018-B8	Benchmark 2018-B8 Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2018-B8	Certification is restricted to the Dumbo Heights Whole Loan only. Certification is restricted to the period which Torchlight served as Special Servicer, from December 9, 2025 to December 31, 2025.
BMARK 2021-B23	Benchmark 2021-B23 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2021-B23	Certification is restricted to 360 Spear Loan Combination only. Certification is restricted to the period which Torchlight served as Special Servicer, from March 13, 2025 to December 31, 2025.
BMARK 2025-V18	Benchmark 2025-V18 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2025-V18	None
BMP 2024-MF23	BMP Commercial Mortgage Trust 2024-MF23 Commercial Mortgage Pass-Through Certificates, Series 2024-MF23	None
BSCMS 2005-PW10	Bear Stearns Commercial Mortgage Securities II Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-PWR10	None
CGCMT 2015-GC31	CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2015-GC31	Certification excludes the Selig Office Portfolio, Dallas Market Center and Crowne Plaza Bloomington Whole Loans.
CGCMT 2018-C6	Commercial Mortgage Pass-Through Certificates Series 2018-C6	Certification is restricted to the Dumbo Heights Whole Loan only. Certification is restricted to the period which Torchlight served as Special Servicer, from December 9, 2025 to December 31, 2025.
COMM 2015-LC19	COMM 2015-LC19 Mortgage Trust Commercial Mortgage Pass-Through Certificates

Certification excluding the 56-15 Northern Boulevard Loan is restricted to the period which Torchlight served as Special Servicer, from February 18, 2025 to December 31, 2025. Certification for the 56-15 Northern Boulevard Loan only is restricted to the period which Torchlight served as Special Servicer, from July 31, 2025 to December 31, 2025.

CSAIL 2016-C6	CSAIL 2016-C6 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2016-C6

Certification excludes the GLP Industrial Portfolio A Mortgage Loan, the GLP Industrial Portfolio B Mortgage Loan, the Quaker Bridge Mall Mortgage Loan, and the Starwood Capital Extended Stay Portfolio Mortgage Loan.

Appendix B

Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
CSAIL 2017-CX9	CSAIL 2017-CX9 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates

Certification is restricted to the JW Marriott Chicago Whole Loan only. Certification is restricted to the period which Torchlight served as Special Servicer, from

September 17, 2025 to December 31, 2025.

CSMC 2007-C2	Credit Suisse Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-C2	Certification excludes the 599 Lexington Avenue Whole Loan.
CXP 2022-CXP1	CXP Trust 2022-CXP1 Commercial Mortgage Pass-Through Certificates, Series 2022-CXP1	None
DURST 2025-151	DURST Commercial Mortgage Trust 2025-151 Commercial Mortgage Pass-Through Certificates Series 2025-151	None
FREMF 2020-K115	Multifamily Mortgage Pass-Through CertificatesSeries 2020-K115	Certification is restricted to the period which Torchlight served as Special Servicer, from April 21, 2025 to December 31, 2025.
FREMF 2024-KF163	Multifamily Mortgage Pass-Through Certificates Series 2024-KF163	None
GFH 2025-IND	GFH 2025-IND Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2025-IND	None
GSCG 2019-600C	GSCG Trust 2019-600C, Commercial Mortgage Pass-Through Certificates, Series 2019-600C	None
GSMS 2015-590M	GS Mortgage Securities Corporation Trust 2015-590M, Commercial Mortgage Pass-Through Certificates, Series 2015-590M	None
HYT 2024-RGCY	HYT Commercial Mortgage Trust 2024-RGCY, Commercial Mortgage Pass-Through Certificates, Series 2024-RGCY	None
JPMCC 2018-PTC	J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PTC, Commercial Mortgage Pass-Through Certificates, Series 2018-PTC	None
MBI 2025-Q033	Merchants Bank of Indiana Multifamily Housing Mortgage Loan Trust 2025-Q033, Multifamily Mortgage Pass-Through Certificates, Series 2025-Q033	None

Appendix B

Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
NCMS 2017-75B	Natixis Commercial Mortgage Securities Trust 2017-75B, Commercial Mortgage Pass-Through Certificates, Series 2017-75B	Certification is restricted to the period which Torchlight served as Special Servicer, from March 21, 2025 to December 31, 2025.
PRM5 2025-PRM5	PRM5 Trust 2025-PRM5 Commercial Mortgage Pass-Through Certificates, Series 2025-PRM5	None
PRM7 2025-PRM7	PRM7 Commercial Mortgage Trust 2025-PRM7 Commercial Mortgage Pass-Through Certificates, Series 2025-PRM7	None
RIDE 2025-SHRE	RIDE 2025-SHRE Commercial Mortgage Pass-Through Certificates, Series 2025-SHRE	None
SGCMS 2019-PREZ	SG Commercial Mortgage Securities Trust 2019-PREZ, Commercial Mortgage Pass-Through Certificates, Series 2019-PREZ	None
UBSCM 2017-C1	UBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates, Series 2017-C1	Certification is restricted to the 75 Broad Street Whole Loan only. Certification is restricted to the period which Torchlight served as Special Servicer, from March 21, 2025 to December 31, 2025.
UBSCM 2017-C3	UBS Commercial Mortgage Trust 2017-C3 Commercial Mortgage Pass-Through Certificates, Series 2017-C3

Certification is restricted to the JW Marriott Chicago Whole Loan only. Certification is restricted to the period which Torchlight served as Special Servicer, from

September 17, 2025 to December 31, 2025.

UBSCM 2017-C4	UBS Commercial Mortgage Trust 2017-C4 Commercial Mortgage Pass-Through Certificates, Series 2017-C4

Certification is restricted to the JW Marriott Chicago Whole Loan only. Certification is restricted to the period which Torchlight served as Special Servicer, from

September 17, 2025 to December 31, 2025.

WBCMT 2004-C12	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2004-C12	None
WFCM 2015-C26	Commercial Mortgage Pass-Through Certificates, Series 2015-C26	Certification is restricted to the period which Torchlight served as Special Servicer, from August 29, 2025 to December 31, 2025.
WFCM 2024-MGP	Wells Fargo Commercial Mortgage Trust 2024-MGP Commercial Mortgage Pass-Through Certificates, Series 2024-MGP	None

Appendix B

Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
WFCM 2025-AURA	Wells Fargo Commercial Mortgage Trust 2025-AURA, Commercial Mortgage Pass-Through Certificates, Series 2025-AURA	None
WFCM 2025-NYCH	Wells Fargo Commercial Mortgage Trust 2025-NYCH Commercial Mortgage Pass Through Certificates Series 2025-NYCH	None